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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


     ICN Pharmaceuticals, Inc. is incorporated in the State of Delaware. The following table shows the Company's subsidiaries as of December 31, 1999, the percentage of their voting securities (including directors' qualifying shares) then owned, directly or indirectly by the Company, and the jurisdiction under which each subsidiary is incorporated. These subsidiaries are included in the Company's Consolidated Financial Statements.


                                                                           PERCENTAGE
                                                                            OF VOTING
                                                 JURISDICTION           SECURITIES OWNED
                                                      OF                   BY COMPANY
                                                INCORPORATION             OR SUBSIDIARY
                                                --------------         -------------------
ICN Canada, Limited                                 Canada                      100
Alpha Pharmaceutical, Inc.                          Panama                      100
ICN Farmaceutica, S.A. de C.V.                      Mexico                      100
Laboratorios Grossman, S.A.                         Mexico                      100
ICN Pharmaceuticals, Holland, B.V.               Netherlands                    100
ICN Biomedicals, Inc.                              Delaware                     100
ICN Yugoslavia                                    Yugoslavia                     75 (a)
ICN Pharmaceuticals Germany GmbH                   Germany                      100
ICN Pharmaceuticals Australasia Pty Ltd.          Australia                     100
ICN Pharmaceuticals Japan, K.K.                     Japan                       100
ICN Biomedicals B.V.                             Netherlands                    100
ICN Iberica S.A.                                    Spain                       100
ICN Pharmaceuticals, Ltd.                             UK                        100
ICN Biomedicals, GmbH                              Germany                      100
ICN Pharmaceuticals France S.A.                     France                      100
ICN Biomedicals S.R.L.                              Italy                       100
ICN Biomedicals N.V.                               Belgium                      100
ICN Oktyabr                                         Russia                       95
ICN Polypharm                                       Russia                       96
ICN Leksredstva                                     Russia                       97
ICN Hungary Company, Ltd.                          Hungary                       66
Fuzio-Pharma Rt.                                   Hungary                       97
ICN Polfa Rzeszow                                   Poland                       91
AO Tomsk Chemical Pharmaceutical Plant              Russia                       90
Marbiopharm                                         Russia                       93
Wuxi ICN Pharmaceuticals                            China                        75
ICN Dutch Holdings B.V.                          Netherlands                    100
ICN Czech Republic                              Czech Republic                  100


(a) On February 6, 1999, the government of the Federal Republic of Yugoslavia seized control of ICN Yugoslavia. This action, based on a decision reached by the Ministry for Economic and Property Transformation on November 26, 1998, effectively reduced the Company's equity ownership of ICN Yugoslavia from 75% to 35%. The Company has commenced litigation in the United States District Court of the District of Columbia against the government of Yugoslavia and related agencies to recover damages and obtain injunctive relief.


* In accordance with the instructions of Item 601 of Regulation S-K, certain subsidiaries are omitted from the foregoing table.